UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 7, 2004

Luby's, Inc.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-8308	74-1335253

(Commission File Number)	(IRS Employer Identification Number)

2211 Northeast Loop 410 San Antonio, Texas 78217

(Address of principal executive offices, including zip code)

(210) 654-9000	www.lubys.com

(Registrant's telephone number, including area code, and Website)

(Former name, former address and former fiscal year, if changed since last report)

Item 5.

On June 7, 2004, Luby's, Inc. issued a press release announcing the refinancing of its senior credit-facility debt.  The refinancing was done through two separate lending arrangements.  The first is a line of credit for $50 million funded by a group of four banks.  The second instrument is a term loan funded by an independent financial institution.  Both agreements are for three years and have resolved the default associated with the Company's debt.  In addition to establishing new senior replacement debt, the Company has also renegotiated its subordinated notes, with a new term of seven years, and finalized new management contracts with its President and CEO, as well as its COO.  A copy of the press release is attached hereto as Exhibit 99.

The foregoing summary is subject to the full text of the transaction documents and the press release with respect thereto.  The agreements with the Company's lenders and management team will be filed as exhibits to the Company's upcoming Quarterly Report on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBY'S, INC.
(Registrant)

Date: June 7, 2004	By:	/s/Christopher J. Pappas

Christopher J. Pappas
President and
Chief Executive Officer